UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 17, 2012

Superior Uniform Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-5869	11-1385670
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10055 Seminole Blvd., Seminole, FL 33772
(Address of Principal Executive Offices) (Zip Code)

(727) 397-9611
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 17, 2012, Superior Uniform Group, Inc. (the “Company”) and Gerald M. Benstock, a current director and former Chairman of the Board of Directors and long-tenured employee of the Company, entered into a separation, general release and non-compete agreement (the “Agreement”).  Under the Agreement, Mr. Benstock has agreed to provide advisory services at the Company’s request and comply with certain confidentiality, non-compete, non-disclosure and non-solicitation obligations.  The Agreement has a three-year term that is subject to early termination by either party.  During each year of the term, Mr. Benstock will receive $150,000.  The Agreement includes a general release by Mr. Benstock in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.
Date: December 21, 2012
	By:	/s/ Andrew D. Demott, Jr.
Name: Andrew D. Demott, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description:
10.1	Separation, General Release and Non-Compete Agreement between Gerald M. Benstock and Superior Uniform Group, Inc., effective as of December 17, 2012